EXHIBIT 99.2
THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
On October 6, 2020, Schwab completed its acquisition of TD Ameritrade, subsequent to obtaining all regulatory approvals. Upon the terms and subject to the conditions of the merger agreement, Merger Sub merged with and into TD Ameritrade, with TD Ameritrade surviving as a wholly-owned subsidiary of Schwab.
TD Ameritrade stockholders received, in exchange for each share of TD Ameritrade common stock owned immediately prior to the merger, 1.0837 shares of Schwab common stock, except that TD Bank and its affiliates received Schwab common stock only up to a maximum of 9.9% of the then-outstanding Schwab common stock (including any other shares of Schwab common stock then owned by TD Bank and its affiliates) and otherwise received shares of Schwab nonvoting common stock. Schwab issued approximately 586 million common shares to TD Ameritrade stockholders consisting of approximately 509 million shares of common stock and approximately 77 million shares of nonvoting common stock. The closing share price immediately prior to the issuance was $36.94. Fractional common shares of Schwab were not issued to TD Ameritrade stockholders, who received cash in lieu of fractional shares following the closing of the merger. The cash payment for the fractional shares was immaterial.
The following unaudited Pro Forma Condensed Combined Statement of Income, which is referred to as the Pro Forma Statement of Income, is based on the separate historical consolidated statements of income of Schwab and TD Ameritrade after giving effect to the acquisition of TD Ameritrade by Schwab and the exchange of Schwab’s common shares for TD Ameritrade’s outstanding common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the Pro Forma Statement of Income. A pro forma balance sheet as of December 31, 2020 is not presented because Schwab’s audited consolidated balance sheet as of December 31, 2020 includes the assets acquired and liabilities assumed from the acquisition of TD Ameritrade. The Pro Forma Statement of Income for the year ended December 31, 2020 is presented as if the acquisition occurred on January 1, 2020. The historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and expected to have a continuing impact on the combined results of operations.
The unaudited pro forma adjustments, including the allocations of the fair value of issued Schwab common shares and the fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services, collectively referred to as the Purchase Price, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Due to the timing of the acquisition, the estimates of fair value are provisional. The determination of fair values requires management to make significant estimates and assumptions, which are described in the accompanying notes to the Pro Forma Statement of Income, based on currently available information. Schwab believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates may be adjusted upon the availability of new information regarding facts and circumstances as they existed at the date of the acquisition. Therefore, there can be no assurance that such changes will not be material. A final determination of the provisional Purchase Price and fair values of TD Ameritrade’s assets and liabilities will be made as soon as practicable, but not later than one year from the acquisition date.
The Pro Forma Statement of Income is provided for illustrative purposes only and is not necessarily indicative of the combined results of operations that might have been achieved had the acquisition been completed as of the date indicated, nor is it meant to be indicative of any anticipated future results of operations that the combined company will experience after the acquisition. The Pro Forma Statement of Income also does not reflect potential revenue enhancements (or the necessary costs to achieve such benefits), cost savings, or operating synergies that Schwab expects to realize after the acquisition, nor does it reflect restructuring or exit costs that may be incurred by Schwab in connection with the acquisition, other than amounts included in Schwab’s actual combined results from the acquisition date of October 6, 2020 through December 31, 2020.
The preparation of the Pro Forma Statement of Income and related adjustments required management to make certain assumptions and estimates. The Pro Forma Statement of Income should be read together with:
•The accompanying notes to the Pro Forma Statement of Income;
•Schwab’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in Schwab’s Form 10-K filed with the SEC on February 24, 2021;
•TD Ameritrade’s audited historical consolidated financial statements and accompanying notes as of and for the year ended September 30, 2020 included as Exhibit 99.1 in this Current Report on Form 8-K; and
•TD Ameritrade’s unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended December 31, 2019 included in TD Ameritrade’s Form 10-Q filed with the SEC on January 31, 2020.

THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020

(In Millions, Except Per Share Amounts)	Schwab Historical, including TD Ameritrade from October 6 to December 31, 2020	TD Ameritrade Historical from January 1 to October 5, 2020 – After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 5) (Note 6)	Schwab and TD Ameritrade Combined
Net Revenues
Interest revenue	$6,531	$1,066	$(17)	(5a)	$7,580
Interest expense	(418)	(86)	44	(5b)/(5c)	(460)
Net interest revenue	6,113	980	27		7,120
Asset management and administration fees	3,475	421	—		3,896
Trading revenue	1,416	1,844	—		3,260
Bank deposit account fees	355	1,236	93	(5d)	1,684
Other	332	229	—		561
Total net revenues	11,691	4,710	120		16,521
Expenses Excluding Interest
Compensation and benefits	3,954	1,167	(6)	(5e)	5,115
Professional services	843	186	(136)	(5f)	893
Occupancy and equipment	703	247	(2)	(5g)	948
Advertising and market development	326	225	—		551
Communications	353	179	(2)	(5f)	530
Depreciation and amortization	414	132	(58)	(5h)	488
Amortization of acquired intangible assets	190	87	316	(5i)	593
Regulatory fees and assessments	163	39	(1)	(5f)	201
Other	445	284	—		729
Total expenses excluding interest	7,391	2,546	111		10,048
Income before taxes on income	4,300	2,164	9		6,473
Taxes on income	1,001	562	(7)	(5j)	1,556
Net Income	3,299	1,602	16		4,917
Preferred stock dividends and other	256	—	—		256
Net Income Available to Common Stockholders	$3,043	$1,602	$16		$4,661
Weighted-Average Common Shares Outstanding:
Basic	1,429	541		(6)	1,876
Diluted	1,435	543		(6)	1,884
Earnings Per Common Share Outstanding (1):
Basic	$2.13	$2.96		(6)	$2.48
Diluted	$2.12	$2.95		(6)	$2.47
(1) As the participation rights, including dividend and liquidation rights, are identical between the voting common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class.

See Accompanying Notes to Unaudited Pro Forma Statement of Income.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

1.    Basis of Pro Forma Presentation
The Pro Forma Statement of Income was prepared in accordance with Article 11 of SEC Regulation S-X. Pursuant to Article 11, no pro forma balance sheet is included because Schwab’s audited consolidated balance sheet as of December 31, 2020 includes the assets acquired and liabilities assumed from the acquisition of TD Ameritrade.
The Pro Forma Statement of Income for the year ended December 31, 2020 combines the Schwab historical audited consolidated statement of income for the year ended December 31, 2020, which includes the results of operations of TD Ameritrade from October 6, 2020 to December 31, 2020, and the TD Ameritrade adjusted historical condensed consolidated statement of income for the period of January 1, 2020 to October 5, 2020. Schwab’s fiscal year end is December 31 and TD Ameritrade’s fiscal year end is September 30. For the purpose of preparing the Pro Forma Statement of Income, the “TD Ameritrade Historical from January 1 to October 5, 2020 – After Reclassification” column was derived by subtracting TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2019 from its historical audited consolidated statement of income for the year ended September 30, 2020, and adding TD Ameritrade’s results of operations from October 1, 2020 to October 5, 2020.
Certain financial information of TD Ameritrade, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Schwab’s consolidated financial statements for the purpose of preparing the Pro Forma Statement of Income. Refer to Note 3 for explanations of these reclassifications.
The acquisition is accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations (ASC 805), with Schwab as the acquirer for accounting purposes. Under ASC 805, the provisional Purchase Price was calculated as described in Note 4 of the Pro Forma Statement of Income. The assets acquired and liabilities assumed from TD Ameritrade have been measured at their estimated fair values on the acquisition date, except for certain exceptions to the recognition principle of acquisition accounting, such as leases, share-based payments, and income taxes. The excess of the provisional Purchase Price over the assets acquired and liabilities assumed is allocated to goodwill. Schwab is still working through its integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
The income tax effects of pro forma adjustments are calculated based on a blended U.S. federal and state statutory tax rate of 23.8% for the year ended December 31, 2020.
The provisional Purchase Price and estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but not later than one year from the acquisition date. Any adjustments to the initial estimated fair values of the assets acquired and liabilities assumed will be recorded as adjustments to the respective assets and liabilities, with the residual amounts allocated to goodwill.

2.    Accounting Policies
As part of preparing the Pro Forma Statement of Income, Schwab conducted a review of the accounting policies of TD Ameritrade and did not note any material differences in accounting policies that would require pro forma adjustments to conform to Schwab’s accounting policies. Further, Schwab considered the difference in TD Ameritrade’s fiscal year end and its impact on the adoption of new accounting standards and noted no material impacts.
The accounting policies used in the preparation of the Pro Forma Statement of Income are those set out in Schwab’s audited consolidated financial statements as of and for the year ended December 31, 2020.

3.    Reclassification Adjustments
TD Ameritrade Reclassification Adjustments

TD Ameritrade financial information in the “TD Ameritrade Historical from January 1 to October 5, 2020 – After Reclassification” column of the Pro Forma Statement of Income represents the historical balances of TD Ameritrade reclassified to conform to the presentation in Schwab’s statement of income. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of TD Ameritrade.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

Reclassifications of the Statement of Income for the Period of January 1, 2020 to October 5, 2020

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues
Transaction-based revenues:
Commissions and transaction fees	$1,826	$(1,826)	(3a)	$—
Trading revenue	—	1,844	(3a)/(3f)	1,844
Asset-based revenues:
Bank deposit account fees	1,236	—		1,236
Interest revenue	—	1,066	(3b)	1,066
Interest expense	—	(86)	(3b)/(3c)	(86)
Net interest revenue	—	980		980
Net interest revenue	1,056	(1,056)	(3b)	—
Investment product fees	414	(414)	(3d)	—
Asset management and administration fees	—	421	(3d)/(3f)	421
Total asset-based revenues	2,706	(69)		2,637
Other revenues	254	(254)	(3e)	—
Other	—	229	(3e)/(3f)	229
Net revenues	4,786	(76)		4,710
Operating Expenses
Employee compensation and benefits	1,129	(1,129)	(3g)	—
Compensation and benefits	—	1,167	(3g)/(3i)	1,167
Clearing and execution costs	242	(242)	(3h)	—
Communications	114	65	(3i)	179
Occupancy and equipment costs	196	(196)	(3j)	—
Occupancy and equipment	—	247	(3j)/(3i)	247
Depreciation and amortization	132	—		132
Amortization of acquired intangible assets	87	—		87
Professional services	296	(110)	(3i)	186
Advertising	202	(202)	(3k)	—
Advertising and market development	—	225	(3k)/(3i)	225
Regulatory fees and assessments	—	39	(3h)/(3i)	39
Other	147	137	(3h)/(3i)	284
Total operating expenses	2,545	1		2,546
Operating income	2,241	(77)		2,164

Other expense (income):
Interest on borrowings	76	(76)	(3c)	—
Other expense	1	(1)	(3i)	—
Total other expense (income)	77	(77)		—
Pre-tax income	2,164	—		2,164
Provision for income taxes	562	(562)	(3l)	—
Taxes on income	—	562	(3l)	562
Net Income	$1,602	$—		$1,602

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

3a) Reclassification of Commissions and transaction fees to Trading revenue to conform with Schwab’s financial statement line item presentation.
3b)    Reclassification of Net interest revenue to Interest revenue and Interest expense, on a gross basis, to conform with Schwab’s financial statement line item presentation.
3c)    Reclassification of Interest on borrowings to Interest expense to conform with Schwab’s financial statement line item presentation.
3d)    Reclassification of Investment product fees to Asset management and administration fees to conform with Schwab’s financial statement line item presentation.
3e)     Reclassification of Other revenues to Other to conform with Schwab’s financial statement line item presentation.
3f)    Reclassifications of various revenues between Other, Trading revenue, and Asset management and administration fees to conform with Schwab’s financial statement line item presentation.
3g)     Reclassification of Employee compensation and benefits to Compensation and benefits to conform with Schwab’s financial statement line item presentation.
3h)     Reclassification of Clearing and execution costs to Regulatory fees and assessments and Other to conform with Schwab’s financial statement line item presentation.
3i)    Reclassifications of various expenses between Compensation and benefits, Communications, Occupancy and equipment, Professional Services, Advertising and market development, Regulatory fees and assessments, Other, and Other expense to conform with Schwab’s financial statement line item presentation.
3j)     Reclassification of Occupancy and equipment costs to Occupancy and equipment to conform with Schwab’s financial statement line item presentation.
3k)    Reclassification of Advertising to Advertising and market development to conform with Schwab’s financial statement line item presentation.
3l)    Reclassification of Provision for income taxes to Taxes on income to conform with Schwab’s financial statement line item presentation.

4.    Calculation of Provisional Purchase Price and Purchase Price Allocation
Information regarding the acquisition is provisional and based on information available in the limited time since October 6, 2020. Due to the timing of the close of the acquisition, the information described below will be finalized in subsequent periods as prescribed in ASC 805.
The provisional Purchase Price includes the fair value of Schwab’s common stock and nonvoting common stock issued to TD Ameritrade stockholders, as well as the fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services. The provisional Purchase Price was calculated as follows:

Fair value of consideration for TD Ameritrade outstanding common stock (1)	$21,664
Fair value of replaced TD Ameritrade equity awards attributable to pre-combination services	94
Provisional Purchase Price	$21,758
(1) Fair value of consideration for TD Ameritrade outstanding common stock is the product of the approximately 586 million shares issued and the closing stock price of $36.94 on October 5, 2020, the last price prior to the close of the acquisition.

Provisional fair value estimate of assets acquired and liabilities assumed
The Company accounted for the TD Ameritrade acquisition as a business combination under GAAP and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition, except for certain exceptions to the recognition principle of acquisition accounting, such as leases, share-based payments, and income taxes. The determination of fair values requires management to make significant estimates and assumptions. The estimated fair values of the assets acquired and liabilities assumed are considered provisional and are based on currently available information. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates may be adjusted upon the availability of new information regarding facts and circumstances which existed at the acquisition date. The Company expects to finalize the valuation of assets and liabilities as soon as practicable, but not later than one year from the acquisition date. Any adjustments to the initial estimates of the fair values of the acquired assets and liabilities assumed will be recorded as adjustments to the respective assets and liabilities, with the residual amounts allocated to goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

been prepared to illustrate the estimated effect of the acquisition. The Purchase Price allocation is subject to further adjustment as additional information becomes available and such differences could be material.
The following table summarizes provisional information including the purchase price, fair values estimates of the assets acquired and liabilities assumed, and resulting goodwill.

Based on TD Ameritrade Historical (after reclassification)	As of October 6, 2020
Purchase Price	$21,758

Fair value of assets acquired:
Cash and cash equivalents	3,484
Cash and investments segregated and on deposit for regulatory purposes	14,236
Receivables from brokerage clients	28,009
Available for sale securities	1,779
Acquired intangible assets	8,880
Equipment, office facilities, and property	470
Other assets	3,088
Total assets acquired	59,946

Fair value of liabilities assumed:
Payables to brokerage clients	37,599
Accrued expenses and other liabilities	6,975
Long-term debt	3,829
Total liabilities assumed	48,403

Fair value of net identifiable assets acquired	11,543
Goodwill	$10,215
Goodwill represents the excess of the provisional Purchase Price over the provisional fair values of the underlying tangible and intangible assets acquired and liabilities assumed. Goodwill is primarily attributable to the scale, skill sets, operations, and synergies that can be leveraged to enable the combined company to build a stronger enterprise and will not be deductible for tax purposes. In accordance with ASC Topic 350, Intangibles – Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. In the event management determines that the value of goodwill is impaired, the combined company will record an expense in earnings for the amount of the impairment during the period in which the determination is made.

The pro forma adjustments to the historical net assets and goodwill from the acquisition method of accounting shown above are further described below in Note 5.

Equipment, office facilities, and property and Acquired intangible assets
The estimated fair values of real property, personal property, construction in progress, and land were determined using a sales comparison and cost approach, including consideration of functional and economic obsolescence. Schwab estimated the weighted-average useful lives of the assets based on the current condition and expected future use of the assets.

The estimated fair values of client relationships, existing technology, and trade names were estimated using a multi-period excess earnings approach, cost approach, and relief from royalty approach, respectively. The multi-period excess earnings method starts with a forecast of all of the expected future net cash flows associated with the asset, and the relief from royalty method starts with a forecast of the royalties saved by Schwab because it owns the asset. The forecasts are then adjusted to present value by applying an appropriate discount rate that reflects the risks associated with the cash flow streams. The cost approach uses replacement cost as an indicator of fair value.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

The following table summarizes the major classes of tangible and intangible assets and their respective estimated fair values and weighted-average useful lives:

	Estimated Fair Value	Weighted-Average Estimated Useful Life (Years)
Equipment, office facilities, and property
Real property (1)	$226	37
Personal property (2)	162	2
Construction in progress	49	N/A
Land	33	N/A
Total equipment, office facilities, and property	$470

Acquired intangible assets
Client relationships	$8,700	20
Existing technology	165	2
Trade names	15	2
Total acquired intangible assets	$8,880
(1) Consists primarily of buildings.
(2) Consists primarily of equipment and leasehold improvements.
N/A Not applicable.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

5.    Pro Forma Statement of Income Adjustments
Adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Statement of Income are as follows:

Ref.	Acquisition Adjustments	Increase (decrease) for the year ended December 31, 2020
Net revenues
(5a)	To adjust Interest revenue for amortization of the premium resulting from the new amortized cost basis of TD Ameritrade’s investments available-for-sale	$(17)
(5b)	To amortize the fair value adjustments of long-term debt	40
(5c)	To eliminate the realized loss amortized to net income for prior cash flow hedging instruments	4
(5d)	To reflect the increase in Bank deposit account fees related to the amended insured deposit account agreement (1)	93
	Total adjustments to net revenues	$120

Expenses excluding interest
(5e)	To eliminate TD Ameritrade’s historical amortization of capitalized contract costs	$(6)
(5f)	To reverse transaction costs incurred by Schwab in connection with the acquisition:
	Professional services	(53)
	Communications	(2)
	Regulatory fees and assessments	(1)
	Total transaction costs incurred by Schwab in connection with the acquisition	(56)

	To reverse transaction costs incurred by TD Ameritrade in connection with the acquisition:
	Professional services	(83)
		(139)
(5g)	To adjust Occupancy and equipment for the impact of the right-of-use lease assets and operating lease liabilities recognized in the acquisition	(2)

(5h)	To adjust Depreciation and amortization:
	To eliminate TD Ameritrade’s historical depreciation and amortization	(132)
	To record depreciation of TD Ameritrade’s real property	7
	To record depreciation of TD Ameritrade’s personal property	67
		(58)
(5i)	To adjust Amortization of acquired intangible assets:
	To eliminate TD Ameritrade’s historical amortization of acquired intangible assets	(87)
	To record amortization of TD Ameritrade’s intangible assets	403
		316
	Total adjustments to expenses excluding interest	111
(5j)	To reflect the income tax impact of the deductible portion of pro forma adjustments using the blended U.S. federal and state statutory tax rate	(7)
	Total adjustments to net income	$16
(1) Schwab executed the amended insured deposit account agreement in connection with the merger agreement. The amended insured deposit account agreement replaced TD Ameritrade’s prior insured deposit account agreement upon the close of the merger. As the revenue impact of the amended insured deposit account agreement is a factually supportable item directly attributable to the acquisition that is expected to have a continuing impact on the combined results of operations, it has been incorporated as a pro forma adjustment.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Statement of Income
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)

6.    Earnings Per Share
The preliminary pro forma basic earnings per common share is computed by dividing combined pro forma net income available to Schwab common and nonvoting common stockholders by pro forma weighted-average common shares outstanding. The pro forma weighted-average common shares outstanding is based on Schwab’s historical weighted-average common shares adjusted for the issuance of approximately 586 million shares of common and nonvoting common stock to the TD Ameritrade stockholders, assuming the acquisition occurred on January 1, 2020. Of the approximately 586 million common shares issued, approximately 509 million shares were common stock and approximately 77 million shares were nonvoting common stock. The preliminary pro forma diluted earnings per share calculation is similar to the computation of the pro forma basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. Dilutive potential common shares include, if dilutive, the effect of outstanding stock options and non-vested restricted stock units of Schwab, as well as the common shares that have dilutive effect resulting from the replacement of TD Ameritrade’s employee equity awards, assuming the acquisition occurred on January 1, 2020. As the participation rights, including dividend and liquidation rights, are identical between the common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class. Accordingly, the basic and diluted earnings per common share were not separately disclosed for each class in the Pro Forma Statement of Income.

Year Ended December 31, 2020
Basic EPS
Combined pro forma net income available to Schwab common and nonvoting common stockholders	$4,661
Schwab historical weighted-average number of basic shares	1,429
Weighted-average number of common shares issued by Schwab (1)	447
Pro forma weighted-average common shares outstanding	1,876
Basic EPS	$2.48
Diluted EPS
Combined pro forma net income available to Schwab common and nonvoting common stockholders	$4,661
Pro forma weighted-average common shares outstanding	1,876
Schwab historical weighted-average number of dilutive shares	6
Dilutive effect from TD Ameritrade’s employee equity awards	2
Pro forma diluted weighted-average common shares outstanding	1,884
Diluted EPS	$2.47
(1) Reflects the 586 million common shares issued in the acquisition on October 6, 2020, weighted for the period of January 1, 2020 to October 5, 2020, as the shares are reflected in the Schwab historical weighted-average number of basic shares beginning October 6, 2020.